AMERICAN GENERAL LIFE
                               INSURANCE COMPANY

Unless otherwise directed by the Owner, we will pay a monthly income to the Annuitant if living on the Annuity Commencement Date. The dollar amounts of such payments will be determined on the basis of the provisions of this Contract. The first payment will be payable on the Annuity Commencement Date. Subsequent payments will be payable on the corresponding day of each month thereafter in accordance with the provisions of this contract.

All payments and values provided by this Contract, when based on the investment experience of a Separate Account, are variable, may increase or decrease and are not guaranteed as to amount. See the "Separate Account" and "Variable Annuity Payments" revisions in this Contract.

CANCELLATION RIGHT. You may return this Contract for cancellation to Us or to the sale representative through whom it was purchased within 10 days after delivery. Upon surrender of this Contract within the 10 day period, We will refund the sum of Your Account Value at the end of the Valuation Period in which Your request is received, plus any premium taxes that have been deducted.

This is a FLEXIBLE PAYMENT VARIABLE and FIXED INDIVIDUAL DEFERRED ANNUITY CONTRACT. NONPARTICIPATING - NOT ELIGIBLE FOR DIVIDENDS.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.


        -------------------                         -------------------
            Secretary                                    President

                         READ YOUR CONTRACT CAREFULLY

                                A STOCK COMPANY

                          Home Office: Houston, Texas

2727-A Allen Parkway  P. 0. Box 1401  Houston, TX 77251-1401  (713) 831-3505


                                     INDEX

Account Value..............................................................  4
Allocation of Purchase Payments............................................  7
Annuity Options............................................................ 18
Annuity Tables............................................................. 19
Annuity Units.............................................................. 17
Automatic Rebalancing...................................................... 13
Beneficiary................................................................  8
Change of Investment Advisor or
    Investment Policy......................................................  6
Contingent Annuitant.......................................................  4
Death Proceeds............................................................. 15
Definitions................................................................  4
Division Accumulation Units................................................ 10
Divisions.................................................................. 10
Fixed Account Value........................................................  9
General Provisions.........................................................  6
Guaranteed Interest Rates.................................................. 10
Guarantee Periods.......................................................... 10
Misstatement of Age or Sex (Misstatement of Age if Issued on a Unisex
  Basis)................................................................... 19
Net Investment Factor...................................................... 11
Ownership Provisions.......................................................  8
Payment of Benefits........................................................ 16
Premium Taxes..............................................................  7
Purchase Payments..........................................................  7
Schedule Page..............................................................  3
Separate Account........................................................... 10
Surrenders................................................................. 14
    Full Surrender......................................................... 14
    Partial Withdrawals.................................................... 14
Tax Charge................................................................. 15
Transfers.................................................................. 11
Variable Annuity Payments.................................................. 17


97505

                    American General Life Insurance Company


                                   SCHEDULE PAGE

INITIAL PURCHASE PAYMENT:                                                   $50,000

MINIMUM ADDITIONAL PURCHASE PAYMENTS:                                       $ 5,000

ADDITIONAL BENEFITS:                                                        NONE

MAXIMUM ASSET CHARGE FACTORS (Separate Account Only) ANNUAL RATE:
0.66%

TRANSFER CHARGE (After First 12 in a Contract Year):                        $    25

ISSUE AGE:                                                                       35

ANNUITY COMMENCEMENT DATE:                                            SEPTEMBER 1, 2027

INITIAL ALLOCATION:

                                                                             Net Dollar
SEPARATE ACCOUNT DIVISIONS:                                                  Amount of
                                                     Percentage              Allocations
   [Emerging Markets                                    100%                 $50,000
   Equity Income VIP                                     xx%                 $   xxx
   Kemper High Yield                                     xx%                 $   xxx
   Kemper Value+Growth                                   xx%                 $   xxx
   LEVCO Equity Value                                    xx%                 $   xxx
   Low Duration VIP                                      xx%                 $   xxx
   Navellier Growth                                      xx%                 $   xxx
   OFFITBANK VIF-Total Return                            xx%                 $   xxx
   OFFITBANK VIF-U.S. Government Securities              xx%                 $   xxx
   Royce Premier                                         xx%                 $   xxx
   Royce Total Return                                    xx%                 $   xxx
   Wright International Blue Chip                        xx%                 $   xxx
   Wright Selected Blue Chip                             xx%                 $   xxx
   Money Market                                          xx%                 $   xxx
   Fixed Account - 1 Year Guarantee Period               xx%                 $   xxx]

   Total Allocations                                    100%                 $50,000

ANNUITANT:                JOHN DOE         CONTRACT NUMBER:   123456

CONTRACT OWNER:           JOHN DOE         DATE OF ISSUE:     OCTOBER 1, 1997

CONTRACT JURISDICTION:    (STATE NAME)     THIS IS A (SEX DISTINCT CONTRACT)

                                  DEFINITIONS

We, Our, Us, or Company.  American General Life Insurance Company.

You, Your, Owner. The Owner of this Contract. The "Owner" is the person, persons or entity entitled to the ownership rights stated in this Contract. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), or Section 408(k) of the Internal Revenue Code to serve as legal owner of assets of a retirement plan. The term "Owner" as used herein, shall refer to the organization entering into this Contract.

Account.  Any of the Divisions of the Separate Account or the Fixed Account.

Account Value. The sum of the Fixed Account Value and the Separate Account Value after deduction of any fees. The Fixed Account Value is the sum of Net Purchase Payments and transfers into the Fixed Account plus accumulated interest, less any partial withdrawals and transfers out of the Fixed Account. The Separate Account Value is the sum of the values of the Separate Account Divisions. The value of a Separate Account Division is the value of a Division's Accumulation Unit multiplied by the number of Accumulation Units in that Division.

Accumulation Period. The period during which Net Purchase Payments are applied.

Accumulation Unit. An accounting unit of measure used to calculate the value of a Division of this Contract before annuity payments begin.

Age. Age last birthday unless otherwise stated.

Annuitant. The person upon whose date of birth and sex income payments are based. (Upon whose date of birth income payments are based if issued on a Unisex basis). The Annuitant's name is shown on Page 3.

Annuity Commencement Date. The date annuity payments are scheduled to commence.

Annuity Unit. A unit of measurement to calculate variable annuity payments.

Beneficiary. The person entitled to receive benefits in the event the Owner or Annuitant dies. If no named Beneficiary or Contingent Beneficiary is living at the time any payment is to be made, the Owner shall be the Beneficiary, or if the Owner is not living, the Owner's estate shall be the Beneficiary.

Contingent Annuitant. A person named by the Owner of a Non-Qualified Contract to become the Annuitant if: (1) the Annuitant dies before the Annuity Commencement Date; and (2) the Contingent Annuitant is then living. A Contingent Annuitant may not be named except at the time of application. Once named, the choice may not be revoked or replaced. If a Contingent Annuitant dies, a new Contingent Annuitant may not be named. After Annuity Payments start, a Contingent Annuitant may not become the Annuitant.

Contingent Beneficiary. A person named by the Owner to receive benefits in the event the designated Beneficiary is not living at the time of the Owner's or Annuitant's death.

Contract Year. A period of 12 consecutive months beginning on the Date of Issue or any anniversary thereof before the Annuity Commencement Date.

Contract Anniversary. Each anniversary of the Date of Issue of this Contract.

Date of Issue. The date on which this Contract becomes effective as shown on Page 3.

Division. The subdivisions of the Separate Account which are used to determine how the Owner's Account is allocated among the Variable Funds.

Fixed Account. An investment account providing for allocations to earn interest at a guarantee rate for a guaranteed period.

Fixed Annuity Option. An annuity option with payments which do not vary.

Guaranteed Interest Rate. The minimum rate We may use to credit interest on an effective annual basis during any Guarantee Period.

Guarantee Period. The period for which a Guaranteed Interest Rate is credited.

Home Office. Our office at 2727-A Allen Parkway, Houston, Texas 77019; 1-713-831-3505; Mailing Address P.O. Box 1401, Houston, Texas 77251-1401.

Issue Age. Age of the Annuitant on the Annuitant's last birthday before the Date of Issue. (If the Date of Issue occurs on the Annuitant's birthday, "last birthday" will mean the birthday occurring on the Date of Issue.

Net Asset Value Per Share. The net assets of a Variable Fund divided by the number of share Variable Fund.

Net Purchase Payment. The gross amount of a Purchase Payment less any Premium Taxes deducted at the time a Purchase Payment is made.

Non-Qualified Contract. A Contract that does not qualify for special federal income tax treatment.

Owner's Account. An account to which each Purchase Payment is credited by the Company on behalf of an Owner. The term "Owner" means either one person, or joint ownership by 2 or more persons.

Payee. A person who is to receive annuity payments, surrender proceeds or death proceeds under this Contract.

Payout Period. The period, starting with the Annuity Commencement Date, during which Annuity Payments are made by the Company.

Premium Tax. The amount of tax, if any, charged by a state or municipality on Purchase Payments or Contract values.

Purchase Payment. An amount paid to the Company as consideration for the benefits describe herein.

Qualified Contract. A Contract that qualifies for special federal income tax treatment applicable connection with certain retirement plans.

Separate Account. A segregated investment account entitled "Separate Account D" established by the Company to separate the assets funding the variable benefits for the class of contracts to which this Contract belongs from the other assets of the Company. That portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account shall not be chargeable with liabilities arising out of any other business We may conduct. Income, gains and losses, whether or not realized, from assets allocable to the Separate Account are credited to or charged against such account without regard to Our other income, gains or losses.

Unit Value. The value of: (1) an Accumulation Unit as described in the "Division Accumulation Units" provision; or (2) an Annuity Unit as described in the "Annuity Units" provision.

Valuation Date. Any day on which We are open for business except, with respect to any Division, a day on which the related Variable Fund does not value its shares.

Valuation Period. The period that starts at the close of regular trading on the New York Stock Exchange on a Valuation Date and ends at the close of regular trading on the Exchange on the Valuation Date.

Variable Annuity Option. An Annuity Option under which We promise to pay the Annuitant or other properly-designated Payee one or more payments which vary in amount based on the net investment experience of the applicable Divisions selected to measure the value of this Contract.

Variable Fund. An individual investment fund or series in which a Division invests.

Written, In Writing. A written request or notice in acceptable form and content which is signed and dated, and received at Our Home Office.

97505

                              GENERAL PROVISIONS

Entire Contract       This  Contract,  endorsements  if any, and a copy of the
                      Application,  if  attached is the entire  Contract.  All
                      statements  made by the Contract Owner or Annuitant will
                      be  deemed   representations  and  not  warranties.   No
                      statement will be used to reduce a claim under this Contract unless it is In Writing and made a part of this Contract.

Not Contestable       This Contract is not contestable.

Guarantees            Regardless  of Our actual  mortality  experience  or the
                      actual expenses incurred by Us, the Asset Charge Factor will not be increased above the maximum shown on page 3.
                      Otherwise, Our actual mortality experience and actual expenses incurred will not affect the dollar amount of variable benefits paid.

Settlement            All  benefits  under this  Contract are payable from Our
                      Home Office.

Nonparticipating      This Contract is nonparticipating  and does not share in
                      Our surplus or earnings.

Change of Invest-     Unless  otherwise  required  by law or  regulation,  the
ment Advisor or       investment  advisor or any investment  policy may not be
Investment Policy     changed without Our consent. If required, approval of or
                      change of any  investment  policy will be filed with the
                      Insurance Department of the state where this Contract is
                      delivered,   You  will  be  notified  of  any   material
                      investment   policy  change  which  has  been  approved.
                      Notification of an investment policy change will be given in advance to those Owners who have the right to comment on or vote on such change.

                      Any substitution of the underlying investments of any Division will comply with all applicable requirements of the Investment Company Act of 1940 and rules thereunder.

Rights Reserved       Upon notice to You, this Contract may be modified by Us,
by Us                 but only if such modification is necessary to:

                      (1) Operate the Separate  Account in any form  permitted
                          under the Investment Company Act of 1940 or in any other form permitted by law;

                      (2) Transfer  any  assets  in any  Division  to  another
                          Division, or to one or more other separate accounts, or to the Fixed Account;

                      (3) Add,  combine or remove  Divisions  in the  Separate
                          Account,   or  combine  the  Separate  Account  with
                          another separate account;

                      (4) Add,  restrict  or remove  Guarantee  Periods of the
                          Fixed Account;

                      (5) Make any new Division available to You on a basis to
                          be determined by us;

                      (6) Substitute for the shares held in any Division,  the
                          shares of another Variable Fund or the shares of another investment company or any other investment permitted by law;

                      (7) Make any changes as required by the Internal Revenue
                          Code or by any other applicable law, regulation or interpretation in order to continue treatment of this Contract as an annuity; or

                      (8) Make any  changes  required  to comply with rules of
                          any Variable Fund

                      When required by law, We will obtain Your approval of changes, and We will gain approval from any appropriate regulatory authority.

Changing the Terms    Any change in Your  Contract  must be approved by one of
of Your Contract      Our  officers.  No agent has the  authority  to make any
                      changes or waive any of the terms of Your Contract.

Termination           This Contract will remain in force until surrendered for
                      its full value, or all annuity payments have been made, or the death proceeds have been paid.

                               PURCHASE PAYMENTS

Minimum and           The  minimum  amount  acceptable  as a Purchase  Payment
Maximum Payments      after the initial Purchase  Payment) is shown on Page 3.
                      We  reserve  the right to modify  the  minimum  Purchase
                      Payment, but such minimum will never be greater than $5,000. The maximum amount which We will accept during the life of the Contract without approval of an officer of the Company is $ 1,000,000.

Allocation of         The  initial  allocation  for Net  Purchase  Payments is
Purchase Payments     shown  on Page 3 of this  Contract  and will  remain  in
                      effect until changed. The percentage allocation for future Net Purchase Payments may be changed at any time by Written notice provided by the Owner, or by telephone if We have Written authorization for the Telephone
                      Transfer Privilege.

                      Changes in the allocation will be effective on the date We receive the Owner's notice. The allocation may be 100% to any available Division or Guarantee Period, or may be divided among these options in whole percentage point totaling 100%.

                      The initial Purchase Payment will be credited to the Owner's Account no more than two Valuation Periods after We receive it, together with all other required documentation, in good order at the office designated by the Company for the processing of initial Purchase Payments. Subsequent Purchase Payments will be credited as of the end of the Valuation Period in which they are received. We reserve the right to limit the total number of Fixed Account Guarantee Periods and Separate Account Divisions that may be chosen during the life of the Contract.

Premium Taxes         When  applicable,  We will  deduct  an  amount  to cover
                      premium taxes. Such deduction will be made from Purchase
                      Payments when received, or:

                      (1) From the Account Value at the time annuity  payments
                          are to commence;

                      (2) From the amount of any partial withdrawal; and

                      (3) From  proceeds   payable  upon  termination  of  the
                          Contract for any other reason, including surrender of the Contract.

                      When premium tax is paid, the Company may reimburse itself for such tax when a deduction is made under paragraphs 1, 2, or 3 above calculated by multiplying the sum of Purchase Payments withdrawn by the applicable premium tax percentage.

97505

                             OWNERSHIP PROVISIONS

Exercise of Contract  This Contract  belongs to the Owner,  who is entitled to
Rights exercise all rights and privileges in connection with this Contract. Where a Contract is jointly owned, both Owners must join in any request to exercise the rights or privileges of an owner.

                      In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably-designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime o the Annuitant and prior to the Annuity Commencement Date, except as otherwise provided in this Contract.

                      Unless the Owner specifies otherwise, the Annuitant will become the Payee on the Annuity Commencement Date. If the Owner (other than a Joint Owner) or the Annuitant dies prior to the Annuity Commencement Date, the Beneficiary will become the Payee. If a Joint Owner dies prior to the Annuity Commencement Date, death proceeds will be paid to the surviving Joint Owner, if any; otherwise the Beneficiary will become the Payee. Such Payees may thereafter exercise such rights and privileges of ownership which may continue.

Beneficiary           The  Owner  named  the  Beneficiary  and any  Contingent
                      Beneficiary when applying for this Contract.  By Written
                      notice   to  Us,  a   non-irrevocable   Beneficiary   or
                      Contingent Beneficiary may be changed by the Owner prior to the Annuity Commencement Date.

                      The Annuitant or other properly-designated Payee may change the Beneficiary after the Annuity Commencement Date giving Written notice to Us.

Change of Ownership   Ownership of a Qualified Contract may not be transferred
                      except to: (1) the Annuitant; (2) a trustee or successor
                      trustee of a pension or profit  sharing  trust  which is
                      qualified  under  Section  401 of the  Internal  Revenue
                      Code; (3) the employer of the  Annuitant,  provided that
                      the  Qualified  Contract  after  transfer is  maintained
                      under the terms of a  retirement  plan  qualified  under
                      Section  403(a)  of the  Internal  Revenue  Code for the
                      benefit  of  the  Annuitant;   (4)  the  trustee  of  an
                      individual   retirement  account  plan  qualified  under
                      Section  408 of the  Internal  Revenue  Code;  or (5) as
                      otherwise  permitted  from  time to  time  by  laws  and
                      regulations    governing    retirement    or    deferred
                      compensation plans for which a Qualified Contract may be issued. In no other case may a Qualified Contract be sold, assigned, transferred, discounted or pledged as collateral.

                      During the lifetime of the Annuitant and prior to the Annuity Commencement Date the Owner may change the ownership of a Non-Qualified Contract.

                      A change of ownership will not be binding upon Us until We receive Written notification at Our Home Office. When such notification is so received, the change will be effective as of the date of the signed request for change, bu the change will be without prejudice to Us on account of any payment made, or any action taken by Us prior to receiving the change, or on account of an tax consequence.

Distribution of       If an Owner  (including  the first to die in the case of
Death Proceeds        joint Contract  Owners) under a  Non-Qualified  Contract
under Non-Qualified   dies  prior to the  Annuitant  and  before  the  Annuity
Contracts             Commencement   Date,   the   death   proceeds   must  be
                      distributed either (1) within five years after the date of death of the Owner, or (2) over the life of or a period not greater than the life or expected life of the Payee, with annuity payments beginning within one year after the date of death of the Owner. The Beneficiary shall be considered the designated Beneficiary for the purposes of Section 72(s) of the Internal Revenue Code.
                      In all cases, any such
                      designated Beneficiary will not be entitled to exercise any rights prohibited by applicable federal income tax law.

                      These mandatory distribution requirements will not apply when the designated Beneficiary, or the surviving Joint Owner, is the spouse of the deceased Owner, if the spouse elects to continue this Contract in the spouse's own name, as Owner. When the deceased Owner is also the Annuitant, the surviving spouse (if the surviving spouse is the designated Beneficiary, or the surviving Joint Owner) may elect to be named as both Owner and Annuitant and continue this Contract.

                      If the Payee under a Non-Qualified Contract dies after the Annuity Commencement Date and before all of the payments under the Annuity Option have been distributed, the remaining amount payable, if any, must be distributed at least as rapidly as under the method of distribution then in effect.

                      If the Owner prior to the Annuity Commencement Date, or the Payee thereafter, is not a natural person, then the foregoing distribution requirements shall apply upon the death of the primary Annuitant within the meaning of the Internal Revenue Code.

Periodic Reports      During  the  Accumulation  Period,  we will send to each
                      Owner, at least once during each Contract Year, a statement showing the Owner's Account Value as of a date not more than 2 months prior to the date of mailing. We will also send such statements as may be required by applicable state and federal laws rules and regulations.

Owner's Account       We will establish an Owner's Account for the Owner under
                      this Contract and will maintain such account during the Accumulation Period. The Owner's Account Value for any
                      Valuation  Period will be equal to the Owner's  Separate
                      Account  Value,  if any,  plus the Owner's Fixed Account
                      Value, if any, for that Valuation Period.

                                 FIXED ACCOUNT

Fixed Account Value   That  portion  of  a  Net  Purchase   Payment  which  is
                      allocated to the Fixed Account will be credited to the Owner's Account and allocated to the Guarantee Period(s) selected. The Fixed Account Value of an Owner's Account for any Valuation Period is equal to the sum of the values in each of the Guarantee Periods credited to the Owner's Account for such Valuation Period.

                      The value in any one Guarantee Period on a Valuation Date is the accumulate value of the Net Purchase Payments, renewals or transfers allocated to the Guarantee Period at the Guaranteed Interest Rate, minus the accumulate value of surrenders and transfers out of that Guarantee Period at the Guaranteed Interest Rate.

Guarantee Periods     There will always be at least one Guarantee Period which
                      may be selected.  If more than one  Guarantee  Period is
                      available,  more than one may be selected. The Guarantee
                      Period(s)   selected  will   determine  the   Guaranteed
                      Interest Rate(s). The Net Purchase Payment or the portion thereof (or amount transferred in accordance with the transfer privilege provision described below) allocated to a particular Guarantee Period will earn interest at the Guaranteed Interest Rate during the Guarantee Period. Guarantee Periods begin on the date as of which We credit the Owner's Account Value to that Guarantee Period or, in the case of a transfer, on the effective date of the transfer. The Guarantee Period is the number of years We credit the Guaranteed Interest
                      Rate. The expiration date of any Guarantee Period is the last day of the Guarantee Period. Subsequent

                      Guarantee Periods begin on the first day following the expiration date. As a result of Guarantee Period renewals, additional Purchase Payments and transfers of portions of the Owner's Account Value, Guarantee Periods of the same duration may have different expiration dates and Guaranteed Interest Rates.

                      We will notify the Owner in writing at least 30 and no more than 60 days prior to the expiration date of any Guarantee Period. A new Guarantee Period of the same duration as the previous Guarantee Period will begin automatically unless we receive Written notice to the contrary from the Owner at least 3 Valuation Dates prior to the end of such Guarantee Period. The Owner may elect to change to another Guarantee Period or Division which We offer at such time.

                      If the amount of an Owner's Account Value in a Guarantee Period is less than $500 at the end of such Guarantee Period, we reserve the right to transfer such amount, without charge, to the Money Market Division of the Separate Account. However, we will transfer such amount to another available Division at the Owner's request.

Guaranteed Interest   We will periodically  establish an applicable Guaranteed
Rates                 Interest Rate for each Guarantee Period we offer.  These
                      rates will be guaranteed for the duration of the respective Guarantee Periods. The Guarantee Periods that
                      We make available at an time will be determined at Our discretion.

                      No Guaranteed Interest Rate shall be less than an effective annual rate of 3.0% per year.

                               SEPARATE ACCOUNT

Divisions             The  Separate  Account  has  several   Divisions,   each
                      investing in a corresponding Variable Fund. Net Purchase
                      Payments will be allocated to the Divisions and the Fixed Account as shown on Page 3, unless the Owner changes the allocation.

                      We will use the Net Purchase Payments and any transferred amounts to purchase Variable Fund shares applicable to the Divisions at their net asset value. We will be the owner of all Variable Fund shares purchased with the Net Purchase Payments or transferred amounts.

Division              Net Purchase Payments and transferred  amounts allocated
Accumulation Units    to the Separate  Account will be credited to the Owner's
                      Account in the form of Division  Accumulation Units. The
                      number of Division Accumulation Units will be determined
                      by dividing  the amount  allocated  to a Division by the
                      Division  Accumulation  Unit  value as of the end of the
                      Valuation   Period  as  of  which  the   transaction  is
                      credited. The value of each Division Accumulation Unit is arbitrarily set as of the date the Division first purchases Variable Fund shares. Subsequent Accumulation
                      Unit values on any Valuation Date are equal to the previous Division Accumulation Unit value times the Net
                      Investment Factor for the Valuation Period ending on that Valuation Date.

Net Investment        The Net Investment Factor is an index applied to measure
Factor                the  investment  performance  of  a  Division  from  one
                      Valuation Period to the next. The Net Investment Factor may be greater than, less than or equal to one;
                      therefore, value of an Accumulation Unit may increase, decrease or remain the same.

                      The Net Investment Factor for a Division is determined by dividing (1) by (2), and then subtracting (3) from the result, where:

                      (1) Is the sum of:

                          (a) The Net Asset  Value  Per Share of the  Variable
                              Fund shares held in the Division, determined at the end of the current Valuation Period; plus

                          (b) The per share  amount of any dividend or capital
                              gain distribution made on the Variable Fund shares held in the Division during the current Valuation Period;

                      (2) Is the Net Asset  Value  Per  Share of the  Variable
                          Fund shares held in the Division, determined at the beginning of the current Valuation Period; and

                      (3) Is the daily asset charge  factor  representing  the
                          mortality and expense risks and administrative expense charge. We may change the daily asset charge factor, but in no event may it exceed the Maximum Asset Charge Factor as specified on Page 3.

Separate Account      The Separate  Account Value for any Valuation  Period is
Value                 the total of the Value in each Division  credited to the
                      Owner's Account for such Valuation Period value for each Division will be equal to:

                      (1) The   number   of   Division   Accumulation   Units;
                          multiplied by

                      (2) The  Division   Accumulation   Unit  value  for  the
                          Valuation Period.

                      The Separate Account value will vary from Valuation Date to Valuation Date reflecting the total value in the Divisions.

                      If the Owner's Account Value in any Division (except the Money Market Division) falls below $500, We reserve the right to transfer the remaining balance without charge, to the Money Market Division.

                                   TRANSFERS

Transfers             Transfers   may  be  made  at  any   time   during   the
                      Accumulation Period after the first 30 days following the Date of Issue. A transfer will be effective at the end of the Valuation Period in which We receive the Owner's Written request for a transfer. Transfers will be subject to the following restrictions:

                      (1) Prior to the Annuity  Commencement  Date,  the Owner
                          may make up to 12 transfers each Contract Year without charge.

                      (2) There will be a charge of $25.00  for each  transfer
                          in excess of 12 in a contract Year.

                      (3) Transfers under the Automatic Rebalancing program or
                          Dollar Cost Averaging will not count towards the 12 free transfers each Contract Year. The $25.00 charge will not apply to transfers made through Automatic Rebalancing or Dollar Cost Averaging. Transfers under any other asset management arrangement approved by the Company may be subject to the $25.00 charge and may count towards the 12 free transfers.

                      (4) An amount  that does not exceed  25% of the  Owner's
                          Account Value allocated to a Guarantee Period at its inception may be transferred to the Variable Account during any Contract Year. Transfers from Guarantee Periods are made on a first in, first out basis. The 25% limit does not apply to:

                          (a) Funds  transferred  from a Guarantee Period as a
                              result of Dollar Cost Averaging in ;or

                          (b) Transfers within 15 days before or after the end
                              of the applicable Guarantee Period; or

                          (c) A renewal  at the end of a  Guarantee  Period to
                              the same Guarantee Period.

                      (5) If a transfer  would cause the Account  Value in any
                          Division or Guarantee Period to fall below $500, we reserve the right to also transfer the remaining balance in that Division or Guarantee Period in the same proportions as the transfer request.

                      (6) We reserve the right to defer any transfer  from the
                          Fixed Account to the Variable Divisions for up to 6 months.

                      We may not unilaterally terminate or discontinue transfer privileges. However, We reserve the right to suspend such privileges for a reasonable period. Any such suspension will be administered in a nondiscriminatory manner.

                      After the Annuity Commencement Date, the Owner may make 6 transfers during any Contract Year. There will be no charge for such transfers. After the Annuity Commencement Date, the Owner may not make transfers from Fixed Account.

Telephone Transfer    If We  have  on  file a  Written  authorization  for the
and Allocation        Telephone Transfer and Allocation  Privilege  (Telephone
Privilege             Transfers),  We will  allow  transfers  and  changes  in
                      Purchase Payment allocations to be made by telephone. We will honor instructions for Telephone Transfers from any person who provides the correct information. Therefore, there is a risk of possible loss to You if unauthorized persons use this service in Your name. Under Telephone
                      Transfers, We are not liable for any acts or omissions based upon instructions that We reasonably believe to be genuine, including losses arising from errors in the communication of transfer instructions.

                      Before accepting instructions for Telephone Transfers, We will verify the Contract number, the identity of the caller, both the Annuitant's and Owner' names, and a form of personal identification. We will mail to the Owner a Written confirmation of the transaction. If several persons seek to effect Telephone Transfers at or about the same time, or if Our recording equipment malfunctions, it may be impossible for You to make a telephone transfer. If this occurs, You should submit a Written transfer request. If, due to malfunction or other circumstances, the recording of Your telephone request is incomplete or not fully comprehensible, We will not process the transaction.

Automatic             "Automatic    Rebalancing"   occurs   when   funds   are
Rebalancing           transferred by the Company between the Separate  Account
                      Divisions so that the values in each Division  match the
                      percentage   allocation   then  in   effect.   Automatic
                      Rebalancing of the Separate Account Divisions will occur periodically:

                      (1) lf the Owner's  Account Value is equal to or greater
                          than $25,000; and

                      (2) If selected by the Owner.

                      The Owner may select Automatic Rebalancing when applying for this Contract or it may be selected at a later date. The Company reserves the right to increase or lower the minimum Account Value required for Automatic Rebalancing. Automatic Rebalancing is only available prior to the Annuity Commencement Date.

Dollar Cost           Dollar Cost Averaging is an automatic  transfer of funds
Averaging             over a stated  period prior to the Annuity  Commencement
                      Date in accordance with the Transfer provision and instructions from the Owner. The periods available for automatic transfers will be determined by the Company.
                      There will always be at least one period of 12 months or more during which Dollar Cost Averaging may be made. The minimum automatic transfer which may be made will be $1,000, or a lesser amount as determined by the Company.

                             PAYMENT AND DEFERMENT

Surrenders            The  amount  surrendered  will  normally  be paid to the
                      Owner within 5 Valuation Dates following Our receipt of:

                      (1) The Owner's  Written request on a form acceptable to
                          Us; and

                      (2) This Contract, if required.

Death Proceeds        If we do not receive a Written  request as to the manner
                      of payment within 6 days after death proceeds become payable, any death benefit proceeds will be paid as a lump sum, normally within 7 calendar days after the end of the Valuation Period that contains the last day of said 60 day period.

Fixed Account         We reserve the right to defer  payment or  transfers  of
                      amounts out of the Fixed Account for up to 6 months from the date We receive the request.

Account Value         We reserve the right to defer payment of that portion of
Based on Purchase     Your Account  Value that is based on a Purchase  Payment
Payment Made by       made by check for a period not to exceed 15 days.
Check

Other                 We may defer  payment  of any  portion  of the  Variable
                      Account Value if:

                      (1) The New York Stock  Exchange  is closed  (other than
                          customary weekend and holiday closings) or trading on the New York Stock Exchange is restricted.

                      (2) An emergency  exists,  as a result of which disposal
                          of securities is no practicable, or it is not reasonably practicable to fairly determine the Variable Account Value; postponed under these circumstances.

                      (3) The  Securities  and  Exchange  Commission  by order
                          permits delay for the protection of Owners. Transfer and allocations of Account Value among the Divisions and the Fixed Account may also be

                                  SURRENDERS

Full Surrender        At any time prior to the Annuity  Commencement  Date and
                      during the lifetime of the Annuitant, the Owner may surrender this Contract by sending Us Written request.
                      The amount payable on surrender is:

                      (1) The  Owner's   Account  Value  at  the  end  of  the
                          Valuation Period in which We receive the Owner's Written request on a form acceptable to Us;

                      (2) Minus any applicable premium tax. or

                      The amount payable upon surrender will not be less than the amount required by state law.

                      Upon payment of the surrender amount, this Contract will
                      terminate   and  the   Company   will  have  no  further
                      obligation to the Owner.

                      All collateral assignees must consent to any surrender or partial withdrawal. We may require that this Contract be returned to Our Home Office prior to making payment.

Partial Withdrawals   A portion of the Owner's  Account Value may be withdrawn
                      at any time prior to the Annuity  Commencement Date. The
                      Owner  must send Us a  Written  request  specifying  the
                      Divisions  or  Guarantee  Periods from which the Partial
                      Withdrawal  is to be made.  However,  in cases where the
                      Owner does not so specify , or the withdrawal  cannot be
                      made in accordance  with the Owner's  specification,  We
                      reserve the right to implement the  withdrawal  pro rata
                      from each  Division  and  Guarantee  Period based on the
                      Owner's Account Value in each. Partial  Withdrawals will
                      be made effective at the end of the Valuation  Period in
                      which  We   receive   the   Written   request.   Partial
                      Withdrawals will be subject to the following guidelines:

                      (1) The Partial  Withdrawal amount must be at least $100
                          or, if less, the Owner's entire Account Value.

                      (2) If a Partial  Withdrawal  would  cause  the  Owner's
                          Account Value in an Division or Guarantee Period (except the Money Market Division) to fall below $500, We reserve the right to transfer the remaining balance without charge to the Money Market Division.

                      (3) A  request  for a  Partial  Withdrawal  may  not  be
                          honored if it would reduce the Owner's Account Value to an amount less than $10,000.

                                  TAX CHARGE

Rights to Impose      We  reserve  the right to impose  additional  charges or
                      establish reserves for any federal or local taxes incurred or that may be incurred by Us, and that may be deemed attributable to the Contracts.

                                DEATH PROCEEDS

Death Proceeds        If the  Annuitant  dies before the Annuity  Commencement
Before the Annuity    Date,  and is survived by a  Contingent  Annuitant,  the
                      Contract will be continued with the Contingent Annuitant
                      being named the  Annuitant.  If this is a  Non-Qualified
                      Contract,  this  Contract  may qualify for  continuation
                      under  the   "Distribution   of  Death   Proceeds  under
                      Non-Qualified Contracts" provision. Otherwise, death proceeds will be paid as follows (unless the Owner has specified in writing that death proceeds are to be paid in a different manner):

                      (1) If the Annuitant  dies, and no Contingent  Annuitant
                          survives,   death  proceeds  will  be  paid  to  the
                          Beneficiary designated by the Owner to receive proceeds;

                      (2) If an Owner  (other than a Joint  Owner)  dies,  and
                          this Contract is not being continued under the "Distribution of Death Proceeds under Non-Qualified Contracts" provision, death proceeds will be paid to the Beneficiary designated by the Owner to receive proceeds;

                      (3) If a Joint Owner dies,  death  proceeds will be paid
                          to the surviving Joint Owner, if living; otherwise death proceeds will be paid to the person designated as Beneficiary if:

                          (a) This Contract is not being  continued  under the
                              "Distribution of Death

                      Proceeds under Non-Qualified Contracts" provision; and

                          (b) Joint Owners have not  specified in writing that
                              death proceeds are to be paid in a different manner.

                      If the Annuitant or an Owner dies, before the deceased's Age 8 1, the amount of the death proceeds will be the greater of the following amounts, less an applicable Premium Tax:

                      (1) The sum of all Net Purchase  Payments less any prior
                          Partial Withdrawals; or

                      (2) The  Owner's  Account  Value  as of  the  end of the
                          Valuation Period in which We receive proof of the Annuitant's or such Owner's death and Written request from the Beneficiary as to the form of payment.

                      If the Annuitant or an Owner dies on or after the deceased's attainment of Age 81, the amount of the death proceeds will be the Owner's Account Value as of the end of the Valuation Period in which We receive proof of the Annuitant's or such Owner's death and a Written request from the Beneficiary as to the form of payment.

                      The death proceeds will not be less than the amount payable on a full surrender at the date used to value the death benefit. The death proceeds will become payable when We receive:

                      (1) Proof of the Owner's or Annuitant's Death; and

                      (2) A Written  request from the Beneficiary for either a
                          single sum or payment under an Annuity Option.

                      If the Annuitant dies, and a Contingent Annuitant had been named but pre-deceased the Annuitant, We will require proof of the Contingent Annuitant' death in addition to proof of the death of the Annuitant.

                      We will pay a single sum to the Beneficiary unless an Annuity Option is chosen.

Death Proceeds        If  the   Annuitant   dies  on  or  after  the   Annuity
After the Annuity     Commencement  Date,  the  Beneficiary  will  receive the
Commencement          death  proceeds,  if any,  as  provided  by the  payment
Date                  contract. We accept any of the following as proof of the
                      Annuitant's or Owner's death:

Proof of Death        (1) A copy of a certified death certificate;

                      (2) A copy of a certified decree of a court of competent
                          jurisdiction as to the finding of death;

                      (3) A written statement by a medical doctor who attended
                          the deceased at the time of death; or

                      (4) Any other proof satisfactory to Us.

                              PAYMENT OF BENEFITS

Sex Distinct or       On page 3, We indicate  whether  this is a Sex  Distinct
Unisex                Contract or a Unisex  Contract.  Annuity Tables based on
                      the Annuitant's adjusted age and sex will be used when an Annuity Option in a Sex Distinct Contract is elected.
                      Annuity Tables based on the Annuitant's adjusted age will be used when an Annuity 0ption in a Unisex Contract is elected.

Application of        Unless  directed  otherwise,  We will  apply  the  Fixed
Account Value         Account  Value  to  provide  a  Fixed  Annuity,  and the
                      Separate  Account  Value to provide a Variable  Annuity.
                      The Owner must tell Us In Writing at least 30 days prior
                      to the Annuity  Commencement  Date if Fixed and Separate
                      Account   values  are  to  be   applied   in   different
                      proportions. Transfers and partial withdrawals will be permitted within the 30 day period.

Annuity               The Annuity Commencement Date (Annuity Date) is shown on
Commencement          page  3.  The  Owner  of a  qualified  Contract  may  be
Date                  required to receive  distributions after the Annuitant's
                      70th  birthday  to  comply  with  certain   federal  tax
                      requirements. The Annuity Date may be changed by Written notice from the Owner, subject to Our approval.

Options Available to The Owner may elect to have annuity payments made a Contract Owner beginning on the Annuity Commencement Date under any one of the Annuity Options described in this Contract. We will notify the Owner 60 to 90 days prior to the scheduled Annuity Date that the Contract is scheduled to mature, and requires that an Annuity Option be selected.
                      If the Owner has not selected an Annuity Option 10 days prior to the Annuity Commencement Date, We will proceed as follows:

                      If the scheduled Annuity Commencement Date is any date prior to the Annuitant's 99th birthday, We will extend the Annuity Commencement Date to the Annuitant's 99th birthday.

                      If the scheduled Annuity Commencement Date is the Annuitant's 99th birthday, the Account Value less any premium taxes will be paid in one sum to the Owner.

Options Available to  The Owner may elect, in lieu of payment in one sum, that
Beneficiary           any amount or part  thereof  due under this  Contract be
                      applied under any of the options described below. Within
                      60 days after the death of the Annuitant or Owner, the Beneficiary may make such election if the Owner has not done so. In such case, the Beneficiary thereafter shall have all the rights and options of the Owner.

                      The first annuity payment under any option shall be made on the first day of the second month after approval of the claim for settlement. Subsequent payments shall be made periodically in accordance with the manner of a payment elected.

Payment Contract      At such time as one of these options becomes  effective,
                      this Contract shall be surrendered to the Company in exchange for a payment contract providing for the option elected.

Fixed Annuity         Fixed Annuity Payments start on the Annuity Commencement
Payments              Date.  The amount of the first  monthly  payment for the
                      annuity selected will be at least as favorable as that produced by the applicable annuity tables of this Contract for each $ 1,000 applied as of the end of the Valuation Period that contains the tenth day prior to the Annuity Commencement Date.

                      The dollar amount of any payments after the first payment is specified during the entire period of annuity payments according to the provisions of the Annuity Option selected.

                           VARIABLE ANNUITY PAYMENTS

Annuity Units         We convert the Division Accumulation Units into Division
                      Annuity Units at the values determined at the end of the
                      Valuation  Period which  contains the tenth day prior to
                      the Annuity  Commencement  Date.  The number of Division
                      Annuity  Units is obtained by dividing the first monthly
                      payment by the Division Annuity Unit Value determined at
                      the  end  of  the   Valuation   Period  (see   following
                      paragraph). The first monthly payment is determined by applying the dollar value of the Division Accumulation
                      Units to the applicable Annuity Table. The number of Division Annuity Units remains constant as long as an annuity remains in force and allocation among the Divisions has not changed.

                      Each Division Annuity Unit Value is arbitrarily set when the Division first converts Division Accumulation Units into Division Annuity Units. Subsequent values on any Valuation Date are equal to (1) times (2) divided by (3) where: (1) is the previous Division Annuity Unit Value;
                      (2) is the Net Investment Factor for that Division for the Valuation Period ending on that Valuation Date; and
                      (3) is the value of $1.00 accumulated with interest at the effective annual rate of 31/2% from the end of previous Valuation Date to the end of current Valuation Date.

                      Variable Annuity Payments start on the Annuity Commencement Date. Payments will vary in amount and are determined at the end of the Valuation Period that contains the tenth day prior to each payment. If the monthly payment under the annuity option selected is based on a single Division, the monthly payment is found by multiplying the Division Annuity Unit Value on said date by the number of Division Annuity Units.

                      If the monthly payment under the annuity option selected is based upon mo than one Division, the above procedure is repeated for each applicable Division. The sum of these payments is the Variable Annuity Payment.

                                ANNUITY OPTIONS

                      First Option - Life Annuity - An annuity payable monthly during the lifetime of the Annuitant.

                      Second Option - Life Annuity with 120, 180 or 240 Monthly Payments Guaranteed -An annuity payable monthly during the lifetime of the Annuitant, including the guarantee that if, at the death of the Annuitant, payments have been made for less than 120 months, 180 months or 240 months (a selected), payments shall be continued during the remainder of the selected period.

                      Third Option - Joint and Last Survivor Life Annuity - An annuity payable monthly during the joint lifetime of the Annuitant and a secondary Annuitant and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the death of the survivor.

                      Fourth Option - Payments for a Designated Period - An amount payable monthly for the number of years selected which may be from 5 to 40 years. If this option is selected on a variable basis, the number of years may not exceed the life expectancy of the Annuitant or other properly-designated Payee.

                      Fifth Option - Payments of a Specific Dollar Amount - The amount due may be paid in equal monthly installments of a designated dollar amount (not less than $125 nor more than $200 per annum per $1,000 of the original amount due) until the remaining balance is less than the amount of one installment. Payments under this option are available on a fixed basis only. To determine the remaining balance at the end of any month, such balance at the end of the previous month is decreased by the amount of any installment paid during the month and the result will be accumulated at an interest rate not less than 3 1/2% compounded annually. If the remaining balance at any time is less than the amount of one installment, such balance will be paid and will be the final payment under the option.

                      In lieu of monthly payments, payments may be elected on a quarterly, semi-annual or annual basis, with the amount of each annuity payment determined on a basis consistent with that described in this Contract for monthly payments.

                      If a Fixed or Variable Annuity Option is elected, the minimum initial annuity payment must be $100 or more unless payments are to be made on an annual basis. If a combination of a Fixed and a Variable Annuity Option is elected, the minimum initial annuity payment must be at least $50 on each basis, unless payments are to be made on an annual basis. If the initial annuity payment does not meet the minimum amount required for the Annuity Option elected, the Company will provide a less frequent payment schedule.

Misstatement of       If  the:  (1)  age  or sex of  the  Annuitant  (if  this
Age or Sex            Contract was issued on a Sex Distinct basis); or (2) age
(Misstatement of      of the  Annuitant  (if this  Contract  was  issued  on a
Age if Issued on a    Unisex  basis)  has been  misstated  to Us,  any  amount
Unisex Basis)         payable  will be that which would have been  payable had
                      the misstatement not occurred. We will deduct any overpayment from the next payment or payments due and add any under payments to the next payment due. Interest at an effective annual rate of 3 1/2% will be added to any such adjustment.

Annuity Tables        The tables  that  follow  show the dollar  amount of the
                      first monthly payment for each $1,000 applied under the options. If issued on a Sex Distinct basis, tables are based on the 1983a Male or Female Tables adjusted by projection scale G for 9 years, with interest at the rate of 3 1/2% per year. Under the First or Second
                      Options, the amount of each payment will depend upon the sex of the Annuitant and the Annuitant's adjusted age at the time the first payment is due. Under the Third
                      Option, the amount of each payment will depend upon the sex of both Annuitants and their adjusted ages at the time the first payment is due. If issued on a Unisex basis, tables are based on the 1983a Male or Female
                      Tables, adjusted by projection scale G for 9 years, with unisex rates based on 60% female and 40% male, and interest at the rate of 3 1/2% per year. Under the First or Second Options, the amount of each payment will depend upon the Annuitant's adjusted age at the time the first payment is due. Under the Third Option, the amount of each payment will depend upon both Annuitant's adjusted ages at the time the first payment is due.

Adjusted Age          In using the table of annuity payment rates, the ages of
                      the  Annuitants  must be reduced by one year for Annuity
                      Commencement   Dates   occurring   during   the   decade
                      2000-2009,  reduced two years for  Annuity  Commencement
                      Date occurring during the decade 2010- 2019, and reduced an additional year for each decade that follows. The age
                      70 rate is also used for ages above 70.

Alternate Amount of If a fixed life income option is elected, the Owner or, Installments Under if the Owner has not elected a payment option, the
Fixed Life Income     Beneficiary,  may elect life income  payments Fixed Life
Options               Income  equal to those  provided by those  fixed  single
                      premium immediate annuity option rates in use by the Company when annuity payments begin.

                          SEX DISTINCT ANNUITY TABLES

                           AMOUNT OF MONTHLY PAYMENT

                       FOR EACH $1,000 OF ANNUITY VALUE

Options 1 and 2 - Life Annuities
 Adjusted Age
   of Male             ----------------- Monthly Payments Guaranteed -----------------
                        Option 1          Option 2          Option 2         Option 2
                          None              120               180              240
      50                  4.37             4.33              4.28             4.21
      51                  4.44             4.40              4.34             2.26
      52                  4.52             4.47              4.40             4.32
      53                  4.59             4.54              4.47             4.37
      54                  4.68             4.62              4.54             4.43
      55                  4.77             4.70              4.61             4.49
      56                  7.86             4.78              4.69             4.55
      57                  4.96             4.87              4.76             4.61
      58                  5.06             4.97              4.84             4.67
      59                  5.18             5.07              4.93             4.73
      60                  5.30             5.17              5.01             4.79
      61                  5.42             5.28              5.10             4.86
      62                  5.56             5.40              5.20             4.92
      63                  5.71             5.52              5.29             4.98
      64                  5.87             5.65              5.38             5.04
      65                  6.04             5.79              5.48             5.10
      66                  6.22             5.92              5.58             5.15
      67                  6.41             6.07              5.68             5.21
      68                  6.62             6.22              5.77             5.26
      69                  6.84             6.37              5.87             5.30
      70 and above        7.07             6.53              5.96             5.35


 Adjusted Age
   of Female           ----------------- Monthly Payments Guaranteed -----------------
                        Option 1          Option 2          Option 2         Option 2
      50                  4.05              4.03              4.01             3.97
      51                  4.10              4.09              4.06             4.02
      52                  4.17              4.14              4.12             4.07
      53                  4.23              4.21              4.17             4.12
      54                  4.30              4.27              4.23             4.18
      55                  4.37              4.34              4.30             4.23
      56                  4.44              4.41              4.36             4.29
      57                  4.52              4.48              4.43             4.35
      58                  4.61              4.56              4.50             4.41
      59                  4.70              4.65              4.58             4.48
      60                  4.79              4.74              4.66             4.54
      61                  4.89              4.83              4.74             4.61
      62                  5.00              4.93              4.83             4.67
      63                  5.12              5.03              4.92             4.74
      64                  5.24              5.14              5.01             4.81
      65                  5.38              5.26              5.11             4.88
      66                  5.52              5.38              5.20             4.95
      67                  5.67              5.51              5.31             5.01
      68                  5.83              5.65              5.41             5.08
      69                  6.01              5.79              5.52             5.14
      70 and above        6.20              5.94              5.62             5.20

 Option 3 - Joint and Last Survivor Life Annuity

 Adjusted Age                      Adjusted  Age of Secondary Annuitant
 of Annuitant      -----------------------------------Female-------------------------------

    Female                F50          F55         F60         F65         F70
      50                  3.76         3.89        4.01        4.11        4.19
      55                  3.84         4.01        4.18        4.33        4.46
      60                  3.90         4.11        4.33        4.56        4.77
      65                  3.95         4.19        4.47        4.78        5.09
      70                  3.99         4.25        4.58        4.96        5.39


Adjusted Age
of Annuitant
     Male                 M50          M55         M60         M65         M70
      50                  3.76         3.84        3.90        3.95        3.99
      55                  3.89         4.01        4.11        4.19        4.25
      60                  4.01         4.18        4.33        4.47        4.58
      65                  4.11         4.33        4.56        4.78        4.96
      70                  4.19         4.46        4.77        5.09        5.39

Option 4 - Payments for a Designated Period
Years of          Amount of Monthly    Years of       Amount of Monthly
Payment                Payment         Payment             Payment
      5                $ 18.12            23              $ 5.24
      6                  15.35            24                5.09
      7                  13.38            25                4.96
      8                  11.90            26                4.84
      9                  10.75            27                4.73
      10                  9.83            28                4.63
      11                  9.09            29                4.53
      12                  8.46            30                4.45
      13                  7.94            31                4.37
      14                  7.49            32                4.29
      15                  7.10            33                4.22
      16                  6.76            34                4.15
      17                  6.47            35                4.09
      18                  6.20            36                4.03
      19                  5.97            37                3.98
      20                  5.75            38                3.92
      21                  5.56            39                3.88
      22                  5.39            40                3.83

                             UNISEX ANNUITY TABLES

                           AMOUNT OF MONTHLY PAYMENT

                        OR EACH $1,000 OF ANNUITY VALUE

Options 1 and 2 - Life Annuities

 Adjusted Age
                       ----------------- Monthly Payments Guaranteed -----------------
                        Option 1          Option 2          Option 2         Option 2
                          None              120               180              240
      50                  4.18             4.15              4.12             4.07
      51                  4.24             4.21              4.18             4.12
      52                  4.31             4.28              4.24             4.17
      53                  4.38             4.34              4.30             4.23
      54                  4.45             4.41              4.36             4.28
      55                  4.53             4.48              4.43             4.34
      56                  4.61             4.56              4.50             4.40
      57                  4.70             4.64              4.57             4.46
      58                  4.79             4.73              4.65             4.52
      59                  4.89             4.82              4.72             4.59
      60                  5.00             4.91              4.81             4.65
      61                  5.11             5.02              4.89             4.71
      62                  5.23             5.12              4.98             4.78
      63                  5.36             5.23              5.07             4.85
      64                  5.49             5.35              5.17             4.91
      65                  5.64             5.48              5.26             4.98
      66                  5.80             5.61              5.36             5.04
      67                  5.96             5.74              5.46             5.10
      68                  6.14             5.88              5.57             5.16
      69                  6.34             6.03              5.67             5.21
      70 and above        6.54             6.19              5.77             5.27

Option 3 -Joint and Last Survivor Life Annuity

 Adjusted Age
 of Annuitant

    Unisex                 50           55          60          65          70
      50                  3.75         3.85        3.94        4.01        4.07
      55                  3.85         4.00        4.13        4.24        4.33
      60                  3.94         4.13        4.32        4.49        4.65
      65                  4.01         4.24        4.49        4.75        5.00
      70                  4.07         4.33        4.65        5.00        5.36

Option 4 - Payments for a Designated Period
Years of          Amount of Monthly    Years of       Amount of Monthly
Payment                Payment         Payment             Payment
      5                $ 18.12            23              $ 5.24
      6                  15.35            24                5.09
      7                  13.38            25                4.96
      8                  11.90            26                4.84
      9                  10.75            27                4.73
      10                  9.83            28                4.63
      11                  9.09            29                4.53
      12                  8.46            30                4.45
      13                  7.94            31                4.37
      14                  7.49            32                4.29
      15                  7.10            33                4.22
      16                  6.76            34                4.15
      17                  6.47            35                4.09
      18                  6.20            36                4.03
      19                  5.97            37                3.98
      20                  5.75            38                3.92
      21                  5.56            39                3.88
      22                  5.39            40                3.83

                             AMERICAN GENERAL LIFE
                               Insurance Company

   This is a FLEXIBLE PAYMENT VARIABLE and FIXED INDIVIDUAL DEFERRED ANNUITY
           CONTRACT. NONPARTICIPATING - NOT ELIGIBLE FOR DIVIDENDS.

All payments and values provided by this Contract, when based on the investment experience of a Separate Account, are variable, may increase or decrease and are no guaranteed as to amount. See the "Separate Account" and "Variable Annuity Payments" provisions in this Contract.

                For Information, Service or to make a Complaint
                    Contact Your Registered Representative
                   or the Annuity Administration Department.

                             American General Life
                               Insurance Company
                             2727-A Allen Parkway
                                P. 0. Box 1401
                           Houston,Texas 77251-1401
                                 713) 831-3505